EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           HYDRANT ACQUISITION CORP.

     HYDRANT ACQUISITION CORP., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

     1. The name of the Corporation is Hydrant Acquisition Corp. and its Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 10, 1999.

     2. This Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation of the Corporation as in effect immediately prior to the filing hereof. The amendments to the Certificate of Incorporation include, among other things, a change of the name of the Corporation from Hydrant Acquisition Corp. to Mueller Holdings (N.A.), Inc. and a change in the authorized capital of the Corporation.

     3. This Restated Certificate of Incorporation and the amendments to the Certificate of Incorporation contained herein were declared advisable and adopted on August 11, 1999 by the unanimous written consent of the Board of Directors pursuant to Section 141(f) of the DGCL and were approved by the unanimous written consent of the stockholders pursuant to Section 228 of the DGCL, and have thereby been duly adopted in accordance with the provisions of Sections 242(b) and 245 of the DGCL.

     4. The text of the Certificate of Incorporation of this Corporation is hereby restated and amended to read in its entirety as follows:


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                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           HYDRANT ACQUISITION CORP.

                                   * * * * *

     FIRST: The name of the corporation is Mueller Holdings (N.A.), Inc. (the "Corporation").

     SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

     FOURTH: (1) The total number of shares of stock which the Corporation shall have authority to issue is 600,000,000, consisting of 400,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), 150,000,000 shares of Class B Convertible Non-Voting Common Stock, par value $0.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") and 50,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). Each share of common stock, par value $0.01, of the Corporation which is issued and outstanding immediately prior to the filing of this Restated Certificate of Incorporation shall be reclassified into one share of Class A Common Stock.

     (2) Common Stock. The shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, except as set forth below:

          (a) Voting Rights. Except as otherwise required by law, each holder of Class A Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote and shall be entitled to one vote for each share of Class A Common Stock held by such holder. Each holder of Class B Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters. Notwithstanding the foregoing, holders of Class B Common Stock shall be entitled to vote as a separate class on any amendment to this subsection (2)(a) and on any amendment,


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     repeal or modification of any provision of this Certificate of
     Incorporation that adversely affects the powers, preferences or rights of holders of Class B Common Stock.

          (b) Dividends. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends and distributions as from time to time may be declared by the Board of Directors. The holders of Common Stock shall be entitled to share equally, share for share, in any dividends or distribution declared by the Board of Directors, except that any dividend or distribution declared or paid in shares of Common Stock shall be payable (i) in shares of Class A Common Stock to holders of Class A Common Stock and (ii) in shares of Class B Common Stock to holders of Class B Common Stock.

          (c) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

          (d) Conversion. Subject to subsection (1)(e), each record holder of Class B Common Stock shall be entitled at any time and from time to time in such holder's sole discretion and at such holder's option, to convert any or all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock.

          (e) Conversion Procedures. Each conversion of shares of Class B Common Stock into shares of Class A Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Common Stock) at any time during normal business hours, together with a written notice by the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of Class A Common Stock (the "Converted Shares").


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     Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the shares of Class B Common Stock being converted as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of shares in accordance with this Section, such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

          (f) Stock Splits; Adjustments. The Corporation shall not in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of a class of Common Stock unless the outstanding shares of the other class of Common Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, with effective provision for the conversion rights of the Class B Common Stock hereunder.

          (g) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares, solely for the purpose of issuance upon conversion of shares of Class B Common Stock, such number of shares of Class A Common Stock as are then issuable upon the conversion of all outstanding shares of Class B Common Stock which may be converted.

     (3) Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock herein above


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authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority so to do which is hereby vested in the Board. Each series of shares of Preferred Stock (i) may have such voting powers, full or limited, or may be without voting powers; (ii) may be subject to redemption at such time or times and at such prices; (iii) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (iv) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (v) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (viii) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside of the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board pursuant to the authority vested in it by this Section; provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such Preferred Stock. The term
"facts" as used in the next preceding sentence shall have the meaning given to it in section 151(a) of the General Corporation Law. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance


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set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of shares of Preferred Stock.

     (4) Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board may from time to time determine.

     FIFTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

     SIXTH: The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

     SEVENTH: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

     (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE SEVENTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE SEVENTH shall be a contract right.

     (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

     (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by


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such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

     (4) The rights and authority conferred in this ARTICLE SEVENTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

     (5) Neither the amendment nor repeal of this ARTICLE SEVENTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE SEVENTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

     EIGHTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE SEVENTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.


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     IN WITNESS WHEREOF, HYDRANT ACQUISITION CORP. has caused this Restated
Certificate of Incorporation to be signed by David Wittels, its President, and attested to by Ivy Dodes, its Secretary, this 11th day of August, 1999.

                                            HYDRANT ACQUISITION CORP.


                                            By  /s/ David Wittels
                                              ---------------------------------
                                              David Wittels
                                              President

Attest:

  /s/ Ivy Dodes
---------------------------------------
Ivy Dodes
Secretary


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